Exhibit 99.1

Excerpts from the Preliminary Offering Memorandum of MGM Growth Properties Operating Partnership LP and MGP Finance Co-Issuer, Inc., dated August 9, 2016

CERTAIN OPERATIONAL AND NON-U.S. GAAP FINANCIAL MEASURES OF MGM AND THE OPERATING PARTNERSHIP

In order to evaluate the business results of casino resorts, MGM Resorts International (“MGM”) monitors their net revenues and Adjusted Property EBITDA. MGM uses Adjusted EBITDA and Adjusted Property EBITDA as the primary profit measure for its reportable segments. Adjusted EBITDA is a measure defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses and property transactions, net. Adjusted Property EBITDA is a measure defined as Adjusted EBITDA before corporate expense and stock compensation expense related to MGM’s stock option plan, not allocated to each casino resort. Adjusted EBITDA or Adjusted Property EBITDA should not be construed as an alternative to operating income or net income as an indicator of MGM’s performance; an alternative to cash flows from operating activities, a measure of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. MGM has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA or Adjusted Property EBITDA. Also, other companies in the gaming and hospitality industries that report Adjusted EBITDA or Adjusted Property EBITDA information may calculate Adjusted EBITDA or Adjusted Property EBITDA in a different manner.

Please see Annex I for a reconciliation of MGM’s Adjusted EBITDA and Adjusted Property EBITDA to net income (loss) and of MGM’s operating income (loss) to Adjusted Property EBITDA and Adjusted EBITDA, all as reported by MGM.

Pro forma Funds From Operations (“FFO”) is a financial measure that is not prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) and is considered a supplement to U.S. GAAP measures for the real estate industry. The National Association of Real Estate Investment Trusts defines FFO as net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales of property (presented below as property transactions, net), plus real estate depreciation. We have defined pro forma Adjusted Funds From Operations (“AFFO”) as FFO as adjusted for pro forma amortization of financing costs, non-cash compensation expense, and the net effect of straight-line rents. We define pro forma OP Adjusted EBITDA as pro forma net income of the Operating Partnership (computed in accordance with U.S. GAAP) excluding pro forma gains and losses from sales of property (presented below as property transactions, net), plus pro forma real estate depreciation, interest expense (including amortization of financing costs), non-cash compensation expense, and the net effect of straight-line rents. We define pro forma Further Adjusted EBITDA as pro forma OP Adjusted EBITDA less general and administrative expenses (excluding non-cash compensation) that are not yet contractually committed.

MGM Growth Properties Operating Partnership LP (the “Operating Partnership”) uses pro forma FFO, AFFO, OP Adjusted EBITDA and Further Adjusted EBITDA as supplemental performance measures that we believe are useful to investors in comparing operating and financial results between periods. The Operating Partnership believes this is especially true since these measures exclude real estate depreciation and amortization expense and the Operating Partnership believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Operating Partnership believes such a presentation also provides investors with a more meaningful measure of the Operating Partnership’s operating results in comparison to the operating results of other REITs. Pro forma OP Adjusted EBITDA and Further Adjusted EBITDA are useful for investors to further supplement pro forma AFFO and FFO and to provide investors a performance metric which excludes interest expense and, in the case of pro forma Further Adjusted EBITDA, accounts for estimated general and administrative expenses expected to be incurred but not included in pro forma OP Adjusted EBITDA.

Pro forma FFO, AFFO, OP Adjusted EBITDA and Further Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that pro forma FFO, AFFO, OP Adjusted EBITDA and Further Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

Please see “Summary—Summary Historical Condensed Combined Financial Statements and Pro Forma Financial Information—Reconciliation of Pro Forma FFO, AFFO, OP Adjusted EBITDA and Further Adjusted EBITDA to Pro Forma Net Income” for a reconciliation of the Operating Partnership’s pro forma FFO, AFFO, OP Adjusted EBITDA and Further Adjusted EBITDA.

SUMMARY HISTORICAL CONDENSED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

We are primarily engaged in the real property business. Currently, our portfolio consists of nine premier destination resorts owned by MGM Growth Properties LLC (“MGP”)(Mandalay Bay, The Mirage, New York-New York, Luxor, Monte Carlo, Excalibur, MGM Grand Detroit, Beau Rivage and Gold Strike Tunica), and The Park in Las Vegas (collectively, the “IPO Properties”), which were previously owned by subsidiaries of MGM and were contributed to us by subsidiaries of MGM in connection with the formation and initial public offering of MGP and related financing transactions (the “Formation Transactions”), and Borgata (together with the IPO Properties, the “Properties”), which we acquired from MGM on August 1, 2016 and whose real property we lease to a subsidiary of MGM (the “Borgata Transaction”). A wholly owned subsidiary of the Operating Partnership (the “Landlord”) leases all of the Properties to a wholly owned subsidiary of MGM (the “Tenant”) under a master lease agreement (the “Master Lease”).

The Formation Transactions, collectively, represent a transaction between entities under common control that results in a change in reporting entity. Accordingly, the previously separate financial statements of the Operating Partnership and its predecessor for accounting purposes (which comprise the real estate assets and related operations of the IPO Properties (which does not include Borgata) prior to April 25, 2016 (the “Formation Transactions Closing Date”) have been retrospectively restated and presented within this offering memorandum on a combined basis for all periods presented. The condensed combined and consolidated financial information presented below is based on, and should be read in conjunction with, the resulting combined and consolidated financial statements and the related condensed notes thereto of the Operating Partnership as of and for the periods ended June 30, 2016 and June 30, 2015 and the combined financial statements and the related notes thereto of the Operating Partnership as of and for the years ended December 31, 2015 and December 31, 2014 included elsewhere in this offering memorandum. Our results of operations for the six months ended June 30, 2016 presented below are not necessarily indicative of the results to be expected for the entire year and our historical results of operations presented below are not necessarily indicative of the results to be expected for any future time period.

The pro forma condensed combined and consolidated financial information presented below has been prepared to reflect the effects of the Formation Transactions and the Borgata Transaction on the Operating Partnership’s financial statements. Such information may not be indicative of our future performance and does not necessarily reflect what our financial position or results of operations would have been had we operated independent from MGM during the periods presented or had the Formation Transactions and the Borgata Transaction been consummated as of January 1, 2015.

The following table should be read in conjunction with: “Operating Partnership Unaudited Pro Forma Condensed Combined and Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined and consolidated financial statements and related condensed notes thereto included elsewhere in this offering memorandum.

	(Historical)				(Pro forma)(1)
	For the year ended December 31,		For the six months ended June 30,		For the year ended December 31, 2015	For the six months ended June 30, 2016
(in thousands)	2014	2015	2015	2016
					(unaudited)
Statement of Operations Data:
Revenues
Rental revenue	$—	$—	$—	$101,253	$652,718	$326,359
Property taxes reimbursed by Tenant	—	—	—	9,650	76,251	27,498

Total revenues	—	—	—	110,903	728,969	353,857

Operating expenses
Depreciation	186,262	196,816	91,617	104,600	231,518	121,255
Property transactions, net	—	6,665	—	1,209	6,665	1,209
Property taxes	48,346	48,122	25,381	26,541	76,251	27,498
Property insurance	11,634	10,351	5,293	2,943	—	—
General and administrative	—	—	—	4,388	1,650	4,156

Total operating expenses	246,242	261,954	122,291	139,681	316,084	154,118

Operating income (loss)	(246,242)	(261,954)	(122,291)	(28,778)	412,885	199,739
Interest expense	—	—	—	29,475	162,734	80,990
Other non-operating expense	—	—	—	72	—	72

Net income (loss)	$(246,242)	$(261,954)	$(122,291)	$(58,325)	$250,151	$118,677

(1)	See “Operating Partnership Unaudited Pro Forma Condensed Combined and Consolidated Financial Information.”

	(Historical)			(Pro forma)
	December 31,		June 30,	June 30,
(in thousands)	2014	2015	2016	2016
				(unaudited)
Balance Sheet Data:
Assets
Real estate investments, net	$7,867,812	$7,793,639	$7,847,707	$9,147,707
Cash and cash equivalents	—	—	338,034	78,974
Tenant and other receivables, net	—	—	4,273	4,273
Prepaid expenses and other assets	—	—	10,993	10,993

Total assets	$7,867,812	$7,793,639	$8,201,007	$9,241,947

Liabilities
Debt, net	$—	$—	$3,134,791	$3,429,791
Due to MGM Resorts International and affiliates	—	—	465	465
Accounts payable, accrued expenses and other liabilities	—	—	6,228	6,228
Accrued interest	—	—	11,888	11,888
Distribution payable	—	—	56,720	56,720
Deferred revenue	—	—	20,889	20,889
Deferred income taxes, net	1,740,465	1,734,680	—	—

Total liabilities	1,740,465	1,734,680	3,230,981	3,525,981

Partners’ capital
General partner	—	—	—	—
Limited partners	—	—	4,970,026	5,715,966
Net Parent investment	6,127,347	6,058,959	—	—

Total partners’ capital	6,127,347	6,058,959	4,970,026	5,715,966

Total liabilities and partners’ capital	$7,867,812	$7,793,639	$8,201,007	$9,241,947

Reconciliation of Pro Forma FFO, AFFO, OP Adjusted EBITDA and Further Adjusted EBITDA to Pro Forma Net Income

FFO is a financial measure that is not prepared in conformity with U.S. GAAP and is considered a supplement to U.S. GAAP measures for the real estate industry. The National Association of Real Estate Investment Trusts defines FFO as net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales of property (presented below as property transactions, net), plus real estate depreciation. We have defined pro forma AFFO as FFO as adjusted for pro forma amortization of financing costs, non-cash compensation expense, and the net effect of straight-line rents. We define pro forma OP Adjusted EBITDA as pro forma net income of the Operating Partnership (computed in accordance with U.S. GAAP) excluding pro forma gains and losses from sales of property (presented below as property transactions, net), plus pro forma real estate depreciation, interest expense (including amortization of financing costs), non-cash compensation expense, and the net effect of straight-line rents. We define pro forma Further Adjusted EBITDA as pro forma OP Adjusted EBITDA less general and administrative expenses (excluding non-cash compensation) that are not yet contractually committed.

Pro forma FFO, AFFO, OP Adjusted EBITDA and Further Adjusted EBITDA are useful supplemental performance measures to investors in comparing operating and financial results between periods. This is especially true since these measures exclude real estate depreciation and amortization expense and the Operating Partnership believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Operating Partnership believes such a presentation also provides investors with a more meaningful measure of the Operating Partnership’s operating results in comparison to the operating results of other REITs. Pro forma OP Adjusted EBITDA and Further Adjusted EBITDA are useful for investors to further supplement pro forma AFFO and FFO and to provide investors a performance metric which excludes interest expense and, in the case of pro forma Further Adjusted EBITDA, accounts for estimated general and administrative expenses expected to be incurred but not included in pro forma OP Adjusted EBITDA.

Pro forma FFO, AFFO, OP Adjusted EBITDA and Further Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that pro forma FFO, AFFO, OP Adjusted EBITDA and Further Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

The following reconciles pro forma FFO, AFFO, OP Adjusted EBITDA and Further Adjusted EBITDA to pro forma net income (in thousands):

Pro forma for the year ended December 31, 2015
Net income	$250,151
Real estate depreciation	231,518
Property transactions, net	6,665

FFO	488,334
Amortization of financing costs	9,504
Non-cash compensation expense	450
Net effect of straight-line rents	(2,718)

AFFO	495,570
Interest expense	162,734
Amortization of financing costs	(9,504)

OP Adjusted EBITDA	648,800
Incremental G&A expense (excluding non-cash compensation)(1)	(11,500)

Further Adjusted EBITDA	$637,300

(1)	Includes the midpoint of estimated incremental general and administrative costs of approximately $10 million to $13 million that are not yet contractually committed.

OPERATING PARTNERSHIP UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

The Operating Partnership is a limited partnership formed in Delaware on January 6, 2016 through which its parent, MGP, conducts its operations. MGP is a publicly traded controlled REIT, primarily engaged in the real property business, which consists of owning, acquiring and leasing large scale destination entertainment and leisure resorts, whose tenant generally offers casino gaming, hotel, convention, dining, entertainment, and retail offerings.

On April 25, 2016, MGM engaged in the Formation Transactions in which certain subsidiaries of MGM transferred the IPO Properties to newly formed subsidiaries and subsequently transferred 100% ownership interest in such subsidiaries to the Operating Partnership in exchange for Operating Partnership Units. These subsidiaries were then contributed to a subsidiary of the Operating Partnership, and subsequently merged with and into each other to form the Landlord, which is the lessor under the Master Lease. For periods prior to April 25, 2016, the financial statements of the Operating Partnership represent the IPO Properties which have been determined to be the Operating Partnership’s predecessor for accounting purposes.

On May 31, 2016, MGM entered into a definitive agreement to acquire Boyd Gaming Corporation’s (“Boyd Gaming”) ownership interest in Borgata. MGM completed the acquisition of Borgata on August 1, 2016, and subsequently transferred all of Borgata’s real estate assets to the Landlord as part of the Borgata Transaction. A subsidiary of MGM operates Borgata. Further, MGM, the Operating Partnership, the Landlord and the Tenant entered into a master transaction agreement, which provided for, among other things, the transfer of the real estate assets related to Borgata from a subsidiary of MGM to the Landlord.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared to reflect the effects of the Formation Transactions and Borgata Transaction on the Operating Partnership’s financial statements. Such information is based on certain assumptions regarding MGM’s acquisition of Borgata and the Borgata Transaction that management currently believes are directly attributable to these transactions, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on Operating Partnership’s consolidated results.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 presents the condensed consolidated balance sheet of the Operating Partnership and gives effect to the Borgata Transaction as if it had occurred on June 30, 2016. The unaudited pro forma condensed combined and consolidated statements of operations for the six months ended June 30, 2016 and unaudited pro forma condensed combined financial statements for the year ended December 31, 2015 present the condensed combined and consolidated statements of operations of the Operating Partnership, giving effect to the Formation Transactions and the Borgata Transaction as if they had occurred on January 1, 2015. The unaudited pro forma condensed combined and consolidated financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined and consolidated financial information. In addition, the unaudited pro forma condensed combined and consolidated financial information was based on, and should be read in conjunction with, the following historical financial statements and accompanying notes, which are included elsewhere in this offering memorandum:

•	separate condensed combined and consolidated financial statements of the Operating Partnership as of, and for the six months ended June 30, 2016, and the related notes; and

•	separate condensed combined financial statements of the Operating Partnership as of, and for the year ended December 31, 2015, and the related notes.

MGM’s acquisition of Borgata has been treated as a business combination using the acquisition method of accounting under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards

Codification Topic 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, assets acquired and liabilities assumed are recorded at fair value. The fair value of the real estate assets of Borgata is based on a preliminary estimate by MGM management of fair value and does not include any adjustments for unfavorable leases that may be recognized. The establishment of the fair value of assets acquired and liabilities assumed for acquisitions requires the extensive use of significant estimates and MGM management’s judgment. Preliminary fair value estimates may change as additional information becomes available and such changes could be material. The Borgata Transaction, in which the real estate assets of Borgata are transferred from a subsidiary of MGM to the Landlord is considered to be between legal entities under common control and has been accounted for under the common control subsections of ASC 805. Under the common control subsections of ASC 805, such assets are recorded by the Operating Partnership on the same basis as that established by MGM.

The unaudited pro forma condensed combined and consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed combined and consolidated financial information does not purport to represent what the Operating Partnership’s results of operations or financial condition would have been had the Formation Transactions and the Borgata Transaction had actually occurred on the dates indicated and does not purport to project the Operating Partnership’s results of operations of financial condition for any future period or as of any future date.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2016

(in thousands)

	Operating Partnership (Actual)	Pro Forma Adjustment (Borgata Transaction) (a)	Operating Partnership (Pro Forma)
Assets
Real estate investments, net	$7,847,707	$1,300,000	$9,147,707
Cash and cash equivalents	338,034	(259,060)	78,974
Tenant and other receivables, net	4,273	—	4,273
Prepaid expenses and other assets	10,993	—	10,993

Total assets	$8,201,007	$1,040,940	$9,241,947

Liabilities
Debt, net	$3,134,791	$295,000	$3,429,791
Due to MGM Resorts International and affiliates	465	—	465
Accounts payable, accrued expenses and other liabilities	6,228	—	6,228
Accrued interest	11,888	—	11,888
Dividend payable	56,720	—	56,720
Deferred revenue	20,889	—	20,889

Total liabilities	3,230,981	295,000	3,525,981

Partners’ capital
General partner	—	—	—
Limited partners	4,970,026	745,940	5,715,966

Total partners’ capital	4,970,026	745,940	5,715,966

Total liabilities and partners’ capital	$8,201,007	$1,040,940	$9,241,947

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2016

(in thousands)

	Operating Partnership (Actual)	Pro Forma Adjustment (Formation Transactions) (1/1/2016 - 4/25/2016)			Operating Partnership (Pro Forma Adjusted for Formation Transactions)	Pro Forma Adjustment (Borgata Transaction)			Operating Partnership (Pro Forma Combined)
Revenues
Rental income from Tenant	$101,253	$174,897	(aa	)	$276,150	$50,209	(ff	)	$326,359
Property taxes reimbursed by Tenant	9,650	16,891	(bb	)	26,541	957	(gg	)	27,498

Total revenues	110,903	191,788			302,691	51,166			353,857

Operating expenses
Depreciation	104,600	—			104,600	16,655	(hh	)	121,255
Property transactions, net	1,209	—			1,209	—			1,209
Property taxes	26,541	—			26,541	957	(gg	)	27,498
Property insurance	2,943	(2,943)	(cc	)	—	—			—
General and administrative	4,388	367	(dd	)	4,755	(599)	(ii	)	4,156

Total operating expenses	139,681	(2,576)			137,105	17,013			154,118

Operating income (loss)	(28,778)	194,364			165,586	34,153			199,739
Interest expense	29,475	47,518	(ee	)	76,993	3,997	(jj	)	80,990
Other non-operating expense	72	—			72	—			72

Net income (loss)	$(58,325)	$146,846			$88,521	$30,156			$118,677

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2015

(in thousands)

	Operating Partnership (Actual)	Pro Forma Adjustment (Formation Transactions)			Operating Partnership (Pro Forma Adjusted for Formation Transactions)	Pro Forma Adjustment (Borgata Transaction)			Operating Partnership (Pro Forma Combined)
Revenues
Rental income from Tenant	$—	$552,300	(aa	)	$552,300	$100,418	(ff	)	$652,718
Property taxes reimbursed by Tenant	—	48,122	(bb	)	48,122	28,129	(gg	)	76,251

Total revenues	—	600,422			600,422	128,547			728,969

Operating expenses
Depreciation	196,816	—			196,816	34,702	(hh	)	231,518
Property transactions, net	6,665	—			6,665	—			6,665
Property taxes	48,122	—			48,122	28,129	(gg	)	76,251
Property insurance	10,351	(10,351)	(cc	)	—	—			—
General and administrative	—	1,650	(dd	)	1,650	—			1,650

Total operating expenses	261,954	(8,701)			253,253	62,831			316,084

Operating income (loss)	(261,954)	609,123			347,169	65,716			412,885
Interest expense	—	154,739	(ee	)	154,739	7,995	(jj	)	162,734
Other non-operating expense	—	—			—	—			—

Net income (loss)	$(261,954)	$454,384			$192,430	$57,721			$250,151

PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

Note 1—Basis of Presentation

The unaudited pro forma condensed combined and consolidated financial statements have been derived by applying pro forma adjustments to (i) the condensed consolidated balance sheet of the Operating Partnership as of June 30, 2016, included elsewhere in this offering memorandum and (ii) the condensed combined and consolidated statement of operations of the Operating Partnership for the six months ended June 30, 2016 and (iii) the condensed combined statement of operations of the Operating Partnership for the year ended December 31, 2015, contained elsewhere in this offering memorandum. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes to the unaudited combined and pro forma condensed combined and consolidated financial information. In addition, the unaudited pro forma condensed combined and consolidated financial information should be read in conjunction with:

•	the accompanying notes to the condensed combined and consolidated financial statements of the Operating Partnership as of, and for the six months ended June 30, 2016, included elsewhere in this offering memorandum; and

•	the accompanying notes to the condensed combined financial statements of the Operating Partnership as of, and for the year ended December 31, 2015, included elsewhere in this offering memorandum.

The unaudited pro forma condensed combined and consolidated financial information has been prepared giving effect to the Borgata Transaction, and, additionally with respect to the unaudited pro forma statements of operations, the Formation Transactions.

The Borgata Transaction, in which the real estate assets of Borgata are transferred from a subsidiary of MGM to the Landlord is considered to be between legal entities under common control and has been accounted for under the common control subsections of ASC 805. Under the common control subsections of ASC 805, such assets are recorded by the Operating Partnership on the same basis as that established by MGM. MGM’s acquisition of Borgata has been treated as a business combination using the acquisition method of accounting under the provisions of ASC 805. Any difference between the basis of the real estate assets contributed by MGM and the purchase consideration paid by the Operating Partnership is recorded as an adjustment to equity. Under the acquisition method of accounting, assets acquired and liabilities assumed are recorded at fair value. The fair value of the real estate assets of Borgata is based on a preliminary estimate by MGM management of fair value. The establishment of the fair value of assets acquired and liabilities assumed for acquisitions requires the extensive use of significant estimates and MGM management’s judgment. Preliminary fair value estimates may change as additional information becomes available and such changes could be material.

The pro forma adjustments represent management’s estimates based on information available as of the date of this offering memorandum and are subject to change as additional information becomes available and additional analyses are performed.

Note 2—Accounting Policies

The presented unaudited pro forma condensed combined and consolidated financial information is consistent with the condensed combined and consolidated financial statements of the Operating Partnership and conforms to requirements as promulgated by U.S. GAAP.

Note 3—Balance Sheet Pro Forma Adjustments

Pro Forma Adjustments—Borgata Transaction:

(a) To record the real estate assets of Borgata acquired from MGM. The Borgata Transaction is accounted for under the common control subsections of ASC 805. Under the common control subsections of ASC 805, such assets are recorded by the Operating Partnership on the same basis as that established by MGM.

MGM’s acquisition of Borgata from Boyd Gaming is accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805. Under the acquisition method of accounting used by MGM to account for its acquisition of Borgata, assets acquired and liabilities assumed are recorded at fair value.

The Operating Partnership purchased from MGM all of the real estate assets for consideration consisting of the assumption by the Operating Partnership of a $544.9 million bridge facility from a subsidiary of MGM and 27.4 million Operating Partnership Units issued to a subsidiary of MGM. Any difference between the basis of the real estate assets contributed by MGM and the purchase consideration is recorded as an adjustment to equity. Expenses directly attributable to the transaction of $9.8 million were paid using proceeds from the Operating Partnership’s $600.0 million revolving credit facility (the “Revolving Credit Facility”) and cash on hand. Of the $9.8 million of expenses directly attributable to the transaction, $9.2 million of the expenses were not recognized in the condensed combined and consolidated statement of operations of the Operating Partnership for the six months ended June 30, 2016.

In connection with the Borgata Transaction, the Operating Partnership used $260 million of cash on hand and $295.0 million of borrowings under its Revolving Credit Facility to refinance the assumed debt and to pay for transaction expenses. The Revolving Credit Facility bears interest at LIBOR plus 2.25% to 2.75%.

Note 4—Statement of Operations Pro Forma Adjustments

Pro Forma Adjustments—Formation Transactions:

(aa) Represents rental income associated with the rent from the Master Lease. The Base Rent includes a fixed annual rent escalator of 2.0% for the second through the sixth lease years (as defined in the Master Lease). Thereafter, the annual escalator of 2.0% will be subject to the Tenant and, without duplication, the Operating Subtenants collectively meeting an adjusted net revenue to rent ratio of 6.25:1.00 based on their net revenue from the leased properties subject to the Master Lease as determined in accordance with U.S. GAAP, adjusted as set forth in the Master Lease, excluding net revenue attributable to certain scheduled subleases and, at the Tenant’s option, certain reimbursed costs. The Percentage Rent is initially a fixed amount for the first six years of the Master Lease and will then be adjusted every five years based on the average actual annual adjusted net revenues from the leased properties subject to the Master Lease at such time (excluding net revenue attributable to certain scheduled subleases and, at the Tenant’s option, certain reimbursed costs) for the trailing five-calendar-year period. Base Rent and Percentage Rent known at the lease commencement date is recorded on a straight-line basis over the initial ten-year non-cancelable lease term and all four five-year renewal terms under the Master Lease, as such renewal terms have been determined to be reasonably assured.

For the six months ended June 30, 2016, pro forma rental revenue recognized is $276.2 million compared to total pro forma lease payments due under the Master Lease of $280.0 million. The difference of $3.8 million is an adjustment to recognize fixed amounts due under the Master Lease on a straight-line basis over the lease term.

For the year ended December 31, 2015, pro forma rental revenue recognized is $552.3 million compared to total lease payments due under the Master Lease of $550.0 million. The difference of $2.3 million is an adjustment to recognize fixed amounts due under the Master Lease on a straight-line basis over the lease term.

(bb) Represents revenue for the property taxes paid by the Tenant under the Master Lease with an offsetting expense recorded in operating expenses, as one of the Operating Partnership’s subsidiaries is the primary obligor.

(cc) Represents the elimination of property insurance expense, which is paid directly by the Tenant under the terms of the Master Lease.

(dd) Represents expense related to the base salary and annual equity awards pursuant to the employment agreements with MGP’s Chief Executive Officer and Chief Financial Officer. Any amount related to equity awards for MGP’s Chief Executive Officer and Chief Financial Officer that are not factually supportable have been excluded.

The Operating Partnership is responsible for reimbursing MGP for additional costs it incurs as a result of becoming a publicly traded company independent of MGM, including but not limited to salaries, director’s and officer’s insurance, Sarbanes-Oxley compliance costs, and incremental audit, tax and legal fees. As these amounts are not directly attributable to the transaction, an adjustment for such additional general and administrative costs has been excluded.

In addition, the Operating Partnership incurs fees pursuant to the Corporate Services Agreement in connection with the corporate services provided by MGM, which are based on costs MGM incurs directly related to providing services under the agreement. Such amounts are based on an allocation of costs to be incurred by MGM in the future. As a result, such amounts are not factually supportable and an adjustment for these amounts has been excluded.

Management estimates that general and administrative costs for the Operating Partnership on a consolidated basis, including costs of being a public company and costs incurred under the Corporate Services Agreement, will result in incremental general and administrative expenses of $10 million to $13 million per year (excluding non-cash compensation that is not factually supportable).

(ee) Represents interest expense related to borrowings that were incurred by the Operating Partnership in connection with the Formation Transactions, including the amortization of debt issuance costs. It is estimated that a one-eighth percentage change in the annual interest rates on the Operating Partnership’s variable rate obligations would change interest expense by $1.3 million for the six months ended June 30, 2016 and $2.7 million for the year ended December 31, 2015.

Pro Forma Adjustments—Borgata Transaction:

(ff) As a result of the Borgata Transaction, the initial annual rent under the Master Lease increased by $100.0 million prorated for the remainder of the first lease year, $90.0 million of which relates to the Base Rent and the remaining $10.0 million relates to the Percentage Rent. Following the closing of the acquisition, the Base Rent under the Master Lease is $585.0 million and the Percentage Rent is $65.0 million.

For the six months ended June 30, 2016, additional pro forma rental revenue recognized related to the Borgata Transaction is $50.2 million compared to total lease payments due under the Master Lease of $50.9 million. The difference of $0.7 million is an adjustment to recognize fixed amounts due under the Master Lease on a straight-line basis over the lease term.

For the year ended December 31, 2015, additional pro forma rental revenue recognized related to the Borgata Transaction is $100.4 million compared to total lease payments due under the Master Lease of $100.0 million. The difference of $0.4 million is an adjustment to recognize fixed amounts due under the Master Lease on a straight-line basis over the lease term.

(gg) Represents revenue for the additional property taxes paid by the Tenant under the Master Lease related to the real estate assets of Borgata with an offsetting expense recorded in operating expenses, as one of the Operating Partnership’s subsidiaries is the primary obligor.

(hh) Depreciation amounts were determined based on management’s evaluation of the estimated remaining useful lives of the real estate assets of the Borgata. The values allocated to buildings, building improvements, land improvements, fixtures and integral equipment are depreciated on a straight-line basis using an estimated useful life. In utilizing these useful lives for determining the pro forma adjustments, management considered the length of time the property had been in existence, the maintenance history, as well as anticipated future maintenance.

(ii) Represents the elimination of nonrecurring transaction costs incurred during the six month period ended June 30, 2016 of $0.6 million that are directly related to the acquisition of Borgata and included in the historical results of the Operating Partnership.

(jj) Represents additional interest expense related to amounts drawn on the Operating Partnership’s Revolving Credit Facility. The Revolving Credit Facility bears interest at LIBOR plus 2.25% to 2.75%. It is estimated that a one-eighth percentage change in the annual interest rates of the Revolving Credit Facility would change interest expense by $0.2 million for the six months ended June 30, 2016 and $0.4 million for the year ended December 31, 2015.

ANNEX II CALCULATION OF MGM HISTORICAL CORPORATE RENT COVERAGE RATIO(1)

The following table presents the formulation used to calculate MGM’s historical corporate rent coverage ratio.

	Year ended December 31,								Twelve months ended June 30,
	2008	2009	2010	2011	2012	2013	2014	2015	2016(2)
	(unaudited, in thousands)
Adjusted EBITDA related to:
Domestic resorts	$1,901,031	$1,343,562	$1,165,413	$1,298,116	$1,325,220	$1,442,686	$1,518,307	$1,689,966	$1,842,038
Management and other operations	16,894	18,322	(12,158)	287	9,947	25,777	35,984	37,419	21,694
Corporate (excluding stock-based compensation)	(95,862)	(131,142)	(109,911)	(156,086)	(215,757)	(200,708)	(220,664)	(254,104)	(293,800)

	$1,822,063	$1,230,742	$1,043,344	$1,142,317	$1,119,410	$1,267,755	$1,333,627	$1,473,281	$1,569,932

Corporate Rent Coverage Ratio excluding dividends and distributions received by MGM	3.3x	2.2x	1.9x	2.1x	2.0x	2.3x	2.4x	2.7x	2.9x
Dividends and distributions received by MGM(3):
CityCenter	—	—	—	—	—	—	—	200,000	540,000
MGM China	—	—	192,355	30,513	203,886	312,225	389,739	304,159	62,203
Grand Victoria	41,125	33,750	33,500	30,000	22,000	16,275	15,450	16,850	16,300
Borgata	19,579	60,136	113,422	—	—	—	—	14,094	16,748

	$60,704	$93,886	$339,277	$60,513	$225,886	$328,500	$405,189	$535,103	$635,251

	$1,882,767	$1,324,628	$1,382,621	$1,202,830	$1,345,296	$1,596,255	$1,738,816	$2,008,384	$2,205,183

Corporate Rent Coverage Ratio	3.4x	2.4x	2.5x	2.2x	2.4x	2.9x	3.2x	3.7x	4.0x

(1)	MGM’s historical corporate rent coverage ratio is calculated by dividing (a) the sum of Adjusted EBITDA as reported by MGM related to domestic resorts, management and other operations, and corporate (excluding stock-based compensation), plus dividends and distributions received by MGM from CityCenter, Borgata, Grand Victoria and MGM China, by (b) year one rent under the Master Lease of $550.0 million.

On August 1, 2016, Borgata was added to the existing Master Lease between the Landlord and the Tenant. As a result, the initial annual rent amount under the Master Lease increased by $100.0 million to $650.0 million, prorated for the remainder of the first lease year. The calculation of MGM’s historical corporate rent coverage ratio does not include the impact of the Borgata Transaction.

(2)	The historical corporate rent coverage ratio for the twelve months ended June 30, 2016 has been calculated by (a) subtracting the data for the six months ended June 30, 2015 from the data for the year ended December 31, 2015 and adding the data for the six months ended June 30, 2016 and (b) dividing the sum of (a) by year one rent under the Master Lease of $550.0 million.

(3)	The numerator to the historical corporate rent coverage ratio includes $60.7 million, $93.9 million, $339.3 million, $60.5 million, $225.9 million, $328.5 million, $405.2 million, $535.1 million and $635.3 million of special and ordinary dividends and other cash distributions actually received by MGM from CityCenter, Borgata, Grand Victoria and MGM China for the years ended December 31, 2008, 2009, 2010, 2011, 2012, 2013, 2014 and 2015 and for the twelve months ended June 30, 2016, respectively. Dividends and distributions are made at the discretion of each relevant entity’s board of directors or similar body, and depend on several factors, including financial position, results of operations, cash flows, capital requirements, debt covenants, and applicable law, among others. Accordingly, historical dividends and distributions may not be indicative of future dividends or distributions and should not be relied upon as an indicator of MGM’s historical corporate rent coverage ratio for future periods. In addition, as described in note (1) above, Borgata was acquired by MGM on August 1, 2016. The historic dividends and distributions related to Borgata have not been adjusted as a result of the Borgata Transaction.

A-1